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                                                                   Exhibit 10.14

                          [LETTERHEAD] Fyber Properties

March 12, 2001

Mr. Jay M. Forgotson
President
Cornerstone Bancorp Inc.
550 Summer Street
Stamford, CT 06901

Dear Jay:

I have enclosed a fully executed copy of the Lease. The interior walls have been installed in your space. Please send me a copy of the proposed furniture layout as soon as it is available, as we will be installing the electrical outlets within the next two weeks. Please let me know where the safe is to be installed and it's weight, so that we can reinforce the floor. I have enclosed a copy of the schedule flow chart for your Premises for your information. I will provide you with samples of carpet for your selection next week.

Best regards,


/s/ Sheldon Minkowitz
---------------------
Sheldon Minkowitz

SM:sa
Enc.'s

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                                 LEASE AGREEMENT
                                 ---------------
                            The Cornerstone Building
                            ------------------------

     Agreement of Lease made this 28th day of February 2001, by and between the
                                  ----
Landlord and the Tenant for the Leased Premises as herein described upon the terms and conditions provided hereafter.

     1. Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the leased premises as hereinafter defined located at 128 East Avenue, Norwalk, Connecticut, for the term, rental and upon other conditions and covenants, as follows:

          (a). Landlord: Fyber Properties 128 LLC
          (b). Tenant: Cornerstone Bancorp Inc. and Cornerstone Bank
                    550 Summer Street, Stamford, CT 06901
          (c). Leased Premises: Second (Main) floor, as shown on Schedule A attached hereto and herein identified as The Cornerstone Building, 128 East Avenue, Norwalk, CT, 06851.
          (d). Commencement of Term: June 1, 2001, or when CO is issued, whichever is later.
          (e). Termination of Term: May 31, 2006
          (g). Rent and Additional Rent: See Schedule C
          (h). Rent Commencement: June 1, 2001, or when CO is issued, whichever is later.
          (i). Security Deposit: A sum equal to two months rent as such rent shall be determined from time to time during the term of this Lease.
          (j). Use of Premises: General Office Space
          (k). Tenant's Trade Name: Cornerstone Bancorp Inc./Cornerstone Bank
          (l). Tenant's Public Liability Insurance:
                    Insurance Company Name: Travelers
                    Insurance Agent Number: 1660-307L1746-IND
                    Address: DFM Ins.,PO Box 433,Old Greenwich,CT06870
                    Type of Coverage: Comprehensive
                    Amount of Coverage: $1,000,000
          (m). Addresses for Notices:
                    Landlord: 25 Broadview Road, Westport, CT 06880
                    Tenant: 128 East Avenue, Norwalk, CT 06851
          (n). This Lease constitutes a "commercial transaction" as defined in
     Section 52-278a of the Connecticut General Statutes as amended.

     2. Tenant shall pay all Rent and Additional Rent at such place as specified by Landlord.

                                                                               1

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     3. Tenant shall during the entire term of this Lease, and upon dispossession of same, leave the premises in the same condition as when Tenant received possession, ordinary wear and tear excepted.

     4. Tenant may not assign this Lease without Landlord's consent, which will not be unreasonably withheld or delayed.

     5. Tenant may not sublet or underlet the Leased Premises or any part of it, or alter same in any manner without Landlord's consent which will not be unreasonably withheld. In the event the rental paid to the Tenant exceeds the rental provided for herein, then the Landlord and Tenant shall share equally such excess, after Tenant is compensated for any Leasing expenses such as but not limited to Brokerage commissions.

     6. Tenant agrees to cooperate with Landlord by observing the following regulations which are part of the Lease:

     Tenant Will Not
     ---------------

     (a) Store highly flammable material or do anything that will violate any law or ordinance or increase the insurance rates on the buildings.
     (b) Carry on any illegal or immoral activity in or about the Leased
Property.
     (c) Cause any physical damage to the buildings, grounds, or appurtenant structures.
     (d) Use or occupy the premises except as provided above in Paragraph 1.j.
     (f) Erect any sign(s) without approval of the Landlord, which prior approval shall not be unreasonably withheld.
     (g) Permit any liens to affix to the Leased Premises.
     (h) Make any alterations to the Leased Premises without the prior approval of the Landlord, which approval shall not be unreasonably withheld.

     Tenant Will
     -----------
     (i) Permit Landlord to enter the Leased Premises during reasonable hours and upon reasonable notice to erect, use and maintain, pipes and conduits in and through the demised premises, and to make such decorations, repairs, alterations, improvements or additions as Landlord may deem necessary or desirable. Tenant shall also permit Landlord to inspect and/or show the premises to any prospective Tenant(s), during the last six (6) months of the term or extended term if applicable.
     (j) Give to the Landlord upon vacating, the keys originally given Tenant and any and all copies made by Tenant.
     (k) Leave and abandon all fixtures except trade fixtures.
     (l) Pay the Rent and/or Additional Rent as the same shall become due.
     (m) Use the parking area on the Landlord's property upon which the Leased Premises is situated in common with other Tenants of the Landlord's property without any exclusive rights to any particular parking area(s).
     (n) Provide and pay for it's own interior cleaning services for the Leased Premises.

                                                                               2

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     (o). Cause the dedicated electric meter for the leased premises to be placed in it's name upon occupancy, and shall directly pay the utility company for such service.

     7. Landlord may change the above regulations from time to time as may be required in the sole and absolute discretion of the Landlord to protect the property and add to Tenant enjoyment of it. All such rules and regulations shall be uniformly applied and shall be reasonable in nature. Copies of any such changes shall be provided to Tenant thirty days prior to effective date.

     8. Landlord and Tenant agree to insure their respective insurable interest in and to the Landlord's property and the demised premises, respectively, with fire and extended coverage insurance. Each of the parties agree to make its best effort to secure a waiver of subrogation endorsement to their fire and extended coverage insurance for the benefit of the other.

     9. The Landlord will maintain all common areas in a safe, neat and orderly condition, including without limitation, snow plowing of access and egress drives and parking areas.

     10. If Tenant does not pay any Rent, Additional Rent, or costs or damages required to be paid by Tenant hereunder within (10) days following written notice of non-payment:
     (a). Landlord may bring proceedings to dispossess Tenant and/or
     (b). Sue Tenant for such Rent and/or Additional Rent, and/or costs and/or damages required to be paid by Tenant hereunder. Such damages shall be measured by the deficiency between the rent (including base rent and additional rent) reserved in this Lease and the net amount, if any, of the rents collected on account of the Lease or Leases of the Leased Premises for each month of the period which would otherwise have constituted the balance of the term of this Lease. The failure or refusal of Landlord to relet the Leased Premises or any part or parts thereof shall not release or affect Tenant's liability for damages, but Landlord will make a good faith effort to relet.

     11. If either party brings proceedings to enforce the terms of this Lease the losing party will pay on demand:
     (a). All costs of such proceedings, including reasonable attorney fees, as Additional Rent if applicable and/or
     (b). All other reasonable expenses of moving Tenant and costs of storing Tenant's goods, if applicable.

     12. Tenant will pay for any and all maintenance and/or damage to the building, grounds, or appurtenant structures caused by the negligence or misconduct or fault of it and/or by its social and/or business invitees and/or servants and/or contractors, and Landlord may, at Landlord's option, repair such damage and charge the cost to Tenant as additional rent except where such costs are covered by Landlord's insurance.

                                                                               3

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     13. Tenant will receive no rent reductions or compensation for inconvenience due to repairs or interruption of service for any cause whatsoever, if not in Landlord's control, except Tenant may set off an amount not to exceed 20% of the monthly rental in the event Landlord fails to make required repairs within reasonable time after written notice by Tenant. Landlord shall repair the roof, structural parts of the building, utilities and HVAC in a timely manner.

     14. Landlord will not be liable for any damage or injury to person or property caused by or resulting from steam, electricity, gas, water, rain, ice, snow, or any latent defects, or any leak, backup, overflow, seepage or flow from or into any part of said building, nor shall Landlord be liable for loss of property by theft or otherwise, except where such loss is caused by Landlord's negligence or misconduct.

     15. Subject to casualty or damage, if Tenant does not leave the premises in substantially similar conditions as existed at the commencement of possession, subject to approved Tenant improvements, when Tenant moves out, Tenant will pay on demand all Landlord's costs of doing any work required to restore the premises substantially to its condition upon commencement of this Lease, except as provided in Paragraph 3.

     16. If the Leased Premises become vacant before the end of this or any renewed term, except in the event of closure of 30 days for interior fit-up work, Landlord may at Landlord's option:
          (a). re-enter the Leased Premises without notice and without liability, and
               (i). relet the Leased Premises as Tenant's agent and apply the rent received to payment of the Rent and/or Additional Rent due hereunder with Tenant remaining liable for any deficiency; or
               (ii). sue Tenant for the balance of the total Rent and/or Additional Rent due under the Lease immediately or as it becomes due.

     17. Landlord may terminate this Lease by giving Tenant thirty (30) days notice, if:
          (a) the building is damaged to the extent of 50% and Landlord decides not to repair it; it is understood that Landlord is not obligated to make any repairs and/or
          (b) Tenant breaches or violates any provision of this Lease and the regulations which are a part of this Lease, and Tenant does not cure within 30 days of notice.

     18. Landlord represents and covenants that Landlord has full right, power and authority to enter this Lease for the term herein granted, subject to the terms and conditions of the Lease Agreement, and represents that the Leased Premises may be used by the Tenant during the term hereof for the purposes herein set forth. So long as the Tenant shall not be in default under this Lease, Tenant shall quietly enjoy and have peaceful possession of the Leased Premises.

     19. Landlord and Tenant have made no promises to each other except those in this Lease.

                                                                               4

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     20. This Lease can be changed only by a writing signed by Landlord and
Tenant.

     21. This Lease is subject and subordinate to all financing statements and/or mortgages now or hereafter placed on the property of the Landlord and Tenant agrees to execute any and all documents required by Landlord in order to effectuate any subordination at any time during the term of this Lease subject to landlord's best effort to obtain a non-disturbance agreement.

     22. Either party's failure to insist upon strict performance of any portion of this Lease, including the Regulations which are a part hereof shall not be deemed a waiver of any rights or remedies either party may have.

     23. Tenant shall pay a late charge of 5% for failure to pay rent within ten
(10) days of due date to cover additional administrative costs.

     24. This Lease shall be binding upon the parties hereto and upon their respective successors, heirs, executors, administrators and assigns.

     25. This Lease has been executed by Landlord and Tenant in an original and duplicate original.

     26. Any individual clause(s) is/are severable and if any clause is determined to be illegal or unconstitutional by any court of competent jurisdiction, the balance of this Lease shall remain in full force and effect.

     27. If the Leased Premises shall be taken or condemned in whole or in part by any authority exercising the power of condemnation or eminent domain, then the term of this Lease shall at the option of the Landlord or Tenant cease and terminate forthwith, the Landlord receiving the entire award for the Landlord's property, including the land and any structures thereon; the current Rent and Additional Rent, however, shall in such case abate proportionately. Nothing herein contained shall be deemed or construed to prevent the Tenant from making in any condemnation or eminent domain proceedings a claim for moving and/or relocation expenses and/or termination of business damages or claim for reimbursement of the value of any interior leasehold improvements made by the Tenant or sign(s) erected by the Tenant.

     28. Tenant and Landlord warrant and represent that they have not dealt with any real estate broker or agent in connection with this lease or its negotiations except Barbara Segalini-Stilley of CB Richard Ellis, Inc. Tenant and Landlord shall each indemnify and hold each other harmless from any cost, expense, liability (including costs of suit and reasonable attorneys fees) for any compensation, commission or fees judicially proven by any other real estate brokers or agent in connection with this lease or its negotiation by reason of any act by tenant or landlord. Landlord shall pay commission in accordance with separate agreement.

                                                                               5

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     29. Interior Fit-up Work: Walls as shown on Schedule A. Walls to be painted
Benjamin Moore off-white; Windows painted white, with mini-blinds and screens; Trim/Doors to be stained Oak color; Shlage Type A brass finish lever Locksets; Dropped 2x2 Ceiling tiles with flush T-8 2x4 fluorescent lights; electric outlets, HVAC vents/returns and sprinkler heads as required; Upper/lower kitchen cabinets as shown with SS sink, refrigerator and microwave oven; Flooring-kitchen: vinyl tile, Restrooms: Ceramic tile, Office space: Building standard carpeting. Exterior- Landlord shall install a ground flagpole subject to City of Norwalk Zoning regulations.

     30. Tenant shall have signage on Lobby directory, Tenant's entry door, and on exterior sign, subject to Landlord's approval based on size and appearance.

     IN WITNESS WHEREOF, Landlord and Tenant have hereunto caused to be set their hands and seals this 28th day of February 2001.

Landlord:                                               Tenant:
Fyber Properties 128 LLC                                Cornerstone Bancorp Inc.


/s/ Sheldon Minkowitz                                   /s/ Jay M. Forgotson
------------------------                                ------------------------
By:  Sheldon Minkowitz                                  By: Jay M. Forgotson
It's: Managing Member                                   It's: President


                                                        Cornerstone Bank


                                                        /s/ James Jakubek
                                                        ------------------------
                                                        By: James Jakubek
                                                        Its: President

                                                                               6

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                                    SCHEDULE B
                                    ----------

     (a.) First Option Period
          -------------------

     The Landlord grants to the Tenant a single right to renew this Lease upon all of its same terms and conditions, except as set forth on Schedule C herein and this particularly described right to renew, for one (1) additional term of five (5) years commencing the day after the Termination Date terminating five years thereafter. The rent during such renewal shall be as shown in Schedule C. Such rent shall be due and payable on the first day of each and every month throughout said renewal term. All additional rental obligations set forth in this initial Lease shall be due and payable in accordance with the same requirements for payment as during the initial term. Said option shall be exercised, if at all, by the Tenant conveying to the Landlord, in writing, pursuant to the provisions set forth for Notice elsewhere in this Lease, its intentions to exercise said option which exercise so delivered shall be delivered on or before the day six months prior to the Termination Date, (November 30, 2005(Exercise Date"). Failure to exercise said option in writing in the manner aforesaid prior to the Exercise Date shall cause this option to terminate without further act by either party. The parties covenant and agree that TIME SHALL BE OF THE ESSENCE in the exercise of said option.

     b.) Second Option Period
         --------------------

     The Landlord grants to the Tenant a single right to renew this Lease upon all of its same terms and conditions, except as set forth on Schedule C herein and this particularly described right to renew, for one (1) additional term of five (5) years commencing the day after the Termination Date terminating five years thereafter. The rent during such renewal shall be as shown in Schedule C. Such rent shall be due and payable on the first day of each and every month throughout said renewal term. All additional rental obligations set forth in this initial Lease shall be due and payable in accordance with the same requirements for payment as during the initial term. Said option shall be exercised, if at all, by the Tenant conveying to the Landlord, in writing, pursuant to the provisions set forth for Notice elsewhere in this Lease, its intentions to exercise said option which exercise so delivered shall be delivered on or before the day six months prior to the Termination Date, (November 30, 2010(Exercise Date"). Failure to exercise said option in writing in the manner aforesaid prior to the Exercise Date shall cause this option to terminate without further act by either party. The parties covenant and agree that TIME SHALL BE OF THE ESSENCE in the exercise of said option.

                                                                               7

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                                   SCHEDULE C
                                   ----------

     1. Rent
        ----

     (a). Initial Period                              Monthly Payment in Advance
          ----------------------------------------------------------------------

     1. June 1, 2001 * thru May 31, 2002                    $5600
     2. June 1, 2002 thru May 31, 2003                      $5833
     3. June 1, 2003 thru May 31, 2004                      $6067
     4. June 1, 2004 thru May 31, 2005                      $6300
     5. June 1, 2005 thru May 31, 2006                      $6533

* First month's Rent to commence upon issuance of CO, or June 1, 2001, whichever is later.

     (b). First Option Period
          -------------------

     To be proposed and submitted by Landlord to Tenant on or before November 1, 2005. Tenant shall either accept or reject the proposed rent for the option period by written notice to the Landlord on or before November 25, 2005. In the event Tenant shall reject the proposed rent, and assuming that Tenant exercises his Option, the Landlord and Tenant agree to commence negotiations in order to establish the rent for the option period on or before December 25, 2005; failing to do so, then the Landlord and Tenant agree to submit the matter of the establishment of rent during the option period to binding arbitration before three arbitrators, such arbitration to be governed by the rules of the American Arbitration Association and to be conducted by arbitrators who are licensed commercial real estate brokers or agent under the laws of the State of Connecticut and engaged in the rental of commercial property in the City of Norwalk, Connecticut, such submission to binding arbitration to be made on or before April 15, 2006 and the arbitration to be completed and the notice of decision of the arbitrators received by Landlord and Tenant on or before May 1, 2006.

     (c). Second Option Period
          --------------------

     To be proposed and submitted by Landlord to Tenant on or before November 1, 2010. Tenant shall either accept or reject the proposed rent for the option period by written notice to the Landlord on or before November 25, 2010. In the event Tenant shall reject the proposed rent, and assuming that Tenant exercises his Option, the Landlord and Tenant agree to commence negotiations in order to establish the rent for the option period on or before December 25, 2010; failing to do so, then the Landlord and Tenant agree to submit the matter of the establishment of rent during the option period to binding arbitration before three arbitrators, such arbitration to be governed by the rules of the American Arbitration Association and to be conducted by arbitrators who are licensed commercial real estate brokers or agent under the laws of the State of Connecticut and engaged in the rental of commercial property in the City of Norwalk, Connecticut, such submission to binding arbitration to be made on or before April 15, 2011 and the arbitration to be completed and the notice of decision of the arbitrators received by Landlord and Tenant on or before May 1, 2011.

     2. Additional Rent
        ---------------

     In addition to the rents hereinbefore reserved, the Tenant agrees to pay to the Landlord, the pro rata increase (27%) in common area charges (common utilities, insurance, real estate taxes), beginning June 1, 2002, with a base date of June 1, 2001.

     3. Payments
        --------

     All payments to the Landlord shall be made by checks or drafts payable to the order of Landlord or Landlords designated payee, and shall be mailed and delivered to such payee, Fyber Properties 128 LLC, 25 Broadview Road, Westport, CT, 06880, or such other address as the Landlord hereunder may direct by written notice delivered to Tenant pursuant to the Notice provision of this Lease.

                                                                               9

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                                   SCHEDULE A
                                   ----------

                            [FLOOR PLAN APPEARS HERE]


                              [CHART APPEARS HERE]